UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Walt Disney Company will begin distribution of the following letter to shareholders:

The Walt Disney Company March 22, 2024 Dear Fellow Shareholder, We are writing you regarding certain inaccurate assertions in the recommendation from ISS regarding Disney’s succession process ahead of our upcoming 2024 Annual Meeting. The Succession Planning Committee and the full Disney Board are engaged in and executing on a best-in-class, intensive, diligent and thorough succession planning process informed by the Committee members’ collective experiences in successful search processes at other large publicly traded companies. It remains a top priority not only to name a successor, but also to position the new CEO for long-term success at Disney by, among other things, surrounding the new CEO with a world-class team of senior executives who can work together to lead this iconic company into the future. The Committee met seven times in 2023, consistently discussing its progress with the full Board, and will continue to meet regularly until the succession process is completed. The Committee, comprised entirely of independent members of the Board and which includes two members who recently completed a successful CEO succession, are reviewing internal candidates as well as potential external candidates with the help of a well-regarded national search firm. Each internal candidate is going through a rigorous preparation process. This includes mentorship from Bob Iger and external coaching, engagement with all Board directors, and comprehensive reviews of each candidate. Our robust search process is actively proceeding, thoughtfully and carefully, to its conclusion and is designed to surface the next great leader for The Walt Disney Company. We urge shareholders to protect their investment and the future of the Company by voting the WHITE proxy card FOR only Disney’s 12 nominees TODAY. Sincerely, Members of the Succession Planning Committee Mark Parker (Chair) Executive Chairman, Nike Mary Barra Chair and CEO, General Motors Company Calvin McDonald CEO, Lululemon Athletica Inc. James Gorman Executive Chairman, Morgan Stanley 1

Forward-Looking Statements Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; capital allocation, including dividends and share repurchases; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products. Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q. Additional Information and Where to Find It Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at http://www.disney.com/investors. Participants Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov. 2